Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE

This TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made and entered into by and between Colleen M. O’Sullivan (the “Executive”) and Career Education Corporation, a Delaware corporation (the “Company”), effective as of this 10th day of June, 2014.

The parties have determined that it will be mutually beneficial for the Executive, who currently serves as the Senior Vice President and Chief Financial Officer of the Company, to transition to a non-executive employee position with the Company in advance of her anticipated separation from the Company on June 30, 2014. In preparation for such transition and separation, this Agreement sets forth the terms and conditions of the Executive’s continued service as an employee of the Company, termination of service as an employee of the Company and her subsequent provision of transition services to the Company, including the Executive’s release of claims against the Company as set forth herein. In consideration of the promises contained herein, the Company and the Executive do hereby covenant and agree as follows:

1. Transition and Separation:

(a) Transition. Effective as of the close of business on May 21, 2014 (the “Transition Date”), the Executive hereby agrees that she shall no longer serve in the position of Senior Vice President and Chief Financial Officer of the Company. Subsequent to the Transition Date, the Executive shall continue her employment, on an at-will basis, as a non-executive employee of the Company and, to the extent applicable, with its direct and indirect subsidiaries, affiliates, companies, divisions, units, schools, and affiliated schools (the “Company Affiliates”), through the close of business on June 30, 2014, or such earlier date as contemplated herein (such date, the “Separation Date”). The Executive hereby confirms that effective as of the close of business on the Transition Date, she will no longer hold any positions as an officer of the Company or as an officer, director or manager of any of the Company Affiliates at any level, and she agrees to promptly execute such documents and take such actions as may be necessary or requested by the Company to evidence the foregoing.

(b) Employment Period. The Executive’s employment with the Company and, to the extent applicable, any Company Affiliates will continue on an at-will basis from the date hereof and, subject to earlier termination as contemplated herein, shall cease effective at the close of business on the Separation Date (the “Employment Period”). During the Employment Period, the Executive will continue to (i) earn an annual salary of $380,000 (paid in substantially equal installments according to the normal payroll practices of the Company), and (ii) be eligible to participate in the benefit plans generally available to executive employees of the Company pursuant to the written terms of such benefit plans. The Company agrees to reimburse the Executive, in accordance with the Company’s regular expense reimbursement processes, for any expenses incurred by the Executive through the Separation Date so long as they are consistent with the Executive’s position and Company’s expense policy and practice.

(c) Acknowledgments. The Executive understands and agrees that after the Transition Date, she will no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Company or the Company Affiliates without the prior consent of the then-current Chief Executive Officer or Chief Financial Officer of the Company.

2. Transition Services:

(a) General: Commencing on the first day after the Separation Date and ending on December 31, 2014, or an earlier date determined by the Company in its sole discretion (the “Continuing Period”), the Executive shall make herself available to provide transition services to the Company (the “Transition Services”). The Transition Services to be provided by the Executive shall be as requested by the Company’s Chief Executive Officer or Chief Financial Officer, or their respective designees and may include, but shall not be limited to, assistance in answering questions regarding the duties of the Chief Financial Officer and the Company’s financial reporting practices. The scheduling of the time that the Executive shall provide the Transition Services will be reasonably agreeable to the parties; provided, that the Executive shall not generally be required to provide services in excess of two (2) hours in any calendar week. The Executive shall generally perform the Transition Services from her home or other location chosen by the Executive, and communication between employees of the Company and the Executive during the Continuing Period shall generally be by telephone or electronic mail. Notwithstanding the foregoing, at the Company’s election (but in a manner which takes into account the Executive’s other reasonable schedule obligations), the Company may request that the Transition Services will periodically be performed at the Company’s headquarters in Schaumburg, Illinois.

(b) Payment: The Executive’s consideration for her provision of the Transition Services described in Paragraph 2(a) shall be her eligibility to receive the amounts payable pursuant to Paragraph 7 hereof; provided that, the failure of the Executive to be entitled to receive such amounts due to her failure to execute any release required hereby (or her revocation of any portion thereof pursuant to Paragraph 20 hereof) shall not relieve the Executive of her obligation to provide the Transition Services as described herein.

(c) Status of Transition Services: The parties hereby agree and acknowledge that the Executive shall at no time during the Continuing Period be an employee, representative or agent of the Company or any of the Company Affiliates. During the Continuing Period, the Executive shall be an independent contractor and the Company shall exercise no immediate control over the Executive or the manner in which she performs the Transition Services. The Executive may not bind or sign any documents on behalf of the Company or any of the Company Affiliates. The Executive shall be responsible for payment of all taxes for remuneration received under this Paragraph 2, including federal and state income tax, Social Security tax, Unemployment Insurance tax, and any other taxes as required under applicable law and regulations.

3. No Claims: The Executive represents and agrees that she has not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Releasees (as defined in Paragraph 13) with any court, any governmental agency, any regulatory body or any other third party with respect to any matter related to the Company, a Company Affiliate or a Releasee, or arising out of her employment with and/or separation from the Company.

4. Payment of Moneys Owed: The Executive and the Company acknowledge that the Company has paid, or will pay no later than July 15, 2014, all remuneration owed to the Executive as a result of her employment with and separation from the Company, related to (a) her salary through the Separation Date, (b) all accrued (but unused) vacation pay for 2014 through the Separation Date, and (c) all business expenses, if any, incurred by her through the Separation Date as a result of her employment with the Company, provided that such expenses are authorized under and consistent with the expense reimbursement policies of the Company and proper proof of payment has been submitted pursuant to such policies. Except for amounts due in respect of any equity or equity-based awards held by Executive (which awards shall be governed by the applicable agreements evidencing such award) and except as specifically provided for in this Paragraph 4 and in Paragraphs 2, 7 and 11, the Executive shall not be entitled to receive any compensation or benefits from the Company or any Company Affiliate following the Separation Date. Further, the Executive acknowledges and agrees that nothing in this Agreement will accelerate the vesting of any equity or equity-based awards which the Executive may have received from the Company.

5. Non-Admission of Liability and Acknowledgement of Compliance: This Agreement and the fact that it was offered are not and shall not in any way be construed as admissions by the Company that it violated any federal, state or local law, statute or regulation, or that it acted wrongfully with respect to the Executive or to any other person or entity in any manner. The Company specifically disclaims any liability to, or wrongful acts against, the Executive or any other person or entity. Further, the Executive acknowledges and agrees that it is the policy of the Company to comply with all applicable federal, state and local laws and regulations. The Executive affirms that she has reported all compliance issues and violations of federal, state and local laws or regulations or Company policy of which she had knowledge during the term of her employment, if any. The Executive represents and acknowledges that she has no further or additional knowledge or information regarding compliance issues or possible violations of federal, state or local laws or regulations or Company policy other than what the Executive has previously raised, if any.

6. Non-Admissibility: Neither this Agreement nor anything herein shall be construed to be, or shall be, admissible in any proceeding as evidence of or an admission by the Company or the Executive of any violation of any state, federal or local laws or regulations or any rules, regulations, criteria or standards of any regulatory body. This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

7. Consideration: In exchange for the promises and agreements made by the Executive contained in this Agreement and in addition to the benefits provided there under, the Company will, provided that no ADEA Release (as defined in Paragraph 20) contained herein or in the Secondary Release (as defined in Paragraph 13(b)) has been revoked:

(a) Within ten (10) days following the date that the ADEA Release contained in the Secondary Release may no longer be revoked by the Executive as described in Paragraph 20 of this Agreement, pay to the Executive a lump-sum payment of $380,000.00 (which amount is equal to one (1) year of pay calculated based on the Executive’s base salary as of the Separation Date), less all applicable taxes and other withholdings; provided that, in the event that the Separation Date occurs prior to June 30, 2014, due to a termination of the Executive’s employment by the Company without Cause (as defined in Paragraph 8), the amount payable pursuant to this Paragraph 7(a) shall be increased by the amount of additional base salary that the Executive would have been paid had she remained employed by the Company through June 30, 2014;

(b) Pay to the Executive a lump-sum pro-rated bonus payment, less all applicable taxes and other withholdings, calculated in accordance with the method for determining bonuses for other similarly situated employees and based on the Executive’s employment through the Separation Date, paid in accordance with the normal procedures at the time such payments are made to executives of the Company, but not later than March 15, 2015; provided that, in the event that the Separation Date occurs prior to June 30, 2014, due to a termination of the Executive’s employment by the Company without Cause, the amount payable pursuant to this Paragraph 7(b) shall be increased by the amount that the Executive would have been paid had she remained employed by the Company through June 30, 2014;

(c) If, as of the day prior to the Separation Date, the Executive is a participant in the Company health and/or dental insurance plan(s) and the Executive timely elects to continue insurance coverage under federal Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”) and remains eligible for such continued coverage, the Company will partially subsidize such COBRA coverage such that the Executive will only pay the same cost that similarly situated active employees of the Company pay for such insurance coverage for the period ending on the earlier of (i) the first anniversary of the Separation Date, and (ii) the date that the Executive becomes eligible to participate in a group health plan sponsored by a subsequent employer; provided that, in the event that the Separation Date occurs prior to June 30, 2014, due to a termination of the Executive’s employment by the Company without Cause, the COBRA subsidy payable pursuant to this Paragraph 7(c) shall, subject to compliance with the requirements of this Paragraph 7(c), be paid through the earlier of (A) June 30, 2015, and (B) the date that the Executive becomes eligible to participate in a group health plan sponsored by a subsequent employer; and

For the period beginning on the Transition Date and ending on the first anniversary of the Separation Date, reimburse the Executive for outplacement services to be provided to the Executive by an organization selected by the Executive in an amount up to, but not exceeding $30,000.00. Reimbursement payments will generally be made within thirty (30) days of receipt of an invoice from the third party outplacement service provider

The Executive acknowledges that the monies and benefits being provided pursuant to this Paragraph 7 in exchange for (a) the Executive’s execution of this agreement and the releases required hereby, and (b) providing the services required hereby, including, but not limited to, the Transition Services, constitute consideration that is above and beyond anything to which the Executive may be entitled to receive pursuant to any severance plan or program of the Company (including, but not limited to the Company’s Executive Severance Plan and the Company’s General Severance Plan (collectively, the “Severance Plans”)), or otherwise.

8. Early Termination:

(a) Prior to Separation Date. Notwithstanding any other part of this Agreement, either party may terminate the Employee’s employment with the Company prior to the Separation Date by providing notice to the other party. Such notice shall include the date of termination (which date, in the case of such notice being delivered by the Executive for any reason other than her Disability (as defined below)), shall be not earlier than ten (10) business days after the date notice is provided unless). If prior to the Separation Date the Executive terminates her employment with the Company for any reason other than her death or Disability, or the Company terminates the Employee’s employment with the Company for Cause, the Company shall be released from all of its obligations to make the payments to the Executive required by Paragraph 7; provided that, except in the case of Executive’s death or Disability, the Executive must continue to comply with the terms contained herein. If Executive’s employment with the Company terminates prior to the Separation Date due to the Executive’s Disability, the Employee shall comply with this Agreement to the extent practicable (e.g., she shall execute and not revoke any release required hereby and shall provide the Transition Services if practicable), and subject to such compliance, the Company shall provide the payments and benefits described in Paragraphs 7(a), 7(b) and 7(c). If the Executive’s employment under this Agreement is terminated prior to the Separation Date due to the Executive’s death, then, subject to execution of any required releases by the Executive’s estate, the Company shall pay or cause to be paid, the amounts payable pursuant to Paragraphs 7(a) and 7(b) hereof to such person or persons as the Executive shall have designated for that purpose in a notice filed with the Company, or, if no such person shall have been so designated, to her estate. Any amounts payable as a result of the Executive’s death shall be in addition to any payments or benefits that Executive’s surviving spouse, beneficiaries or estate may be entitled to receive pursuant to any pension plan, profit sharing plan, any employee benefit plan, equity incentive plan or life insurance policy maintained by the Company. Notwithstanding the foregoing, no amounts or benefits shall be payable under the Severance Plans. If Executive’s employment with the Company is terminated prior to the Separation Date by the Company without Cause, then, subject to her compliance with the requirements of this Agreement, the Executive shall be entitled to receive the payments and benefits described in Paragraph 7.

(b) Termination of Continuing Period. The Executive’s obligation to provide the Transition Services shall terminate prior to the end of the Continuing Period upon the death or Disability of the Executive. Notwithstanding the foregoing, in the event the Continuing Period terminates pursuant to this Paragraph 8(b), the Executive shall nonetheless comply with this Agreement to the extent practicable.

(c) Certain Definitions.

(i) “Cause” means (A) commission of any material act of fraud by the Executive with respect to which there is an admission of guilt or a conviction or final, civil judgment that cannot be appealed; (B) misappropriation of funds or embezzlement by the Executive with respect to which there is an admission of guilt or a conviction; (C) the Executive’s conviction on any felony criminal charges (excluding vehicular crimes unless a prison term of thirty days or more is actually imposed); (D) willful misconduct or malfeasance in the performance of the Executive’s duties in any material respect; (E) any willful misrepresentation or willful series of misrepresentations made by the Executive to the Company or its board of directors in connection with the performance of her duties that is, individually or in the aggregate, material; or (F) any material breach by the Executive of this Agreement.

(ii) “Disability” means the Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Company.

9. No Disparagement or Encouragement of Claims: The Executive agrees that Executive will not, nor will she cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Company, any Company Affiliate or any Releasee (as defined in Paragraph 13), to either the press, the media or any other third party, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law. The Company similarly agrees that its officers and directors will not, nor will they cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Executive to either the press, the media or any third party, except if testifying truthfully under oath pursuant to lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

10. Non-Competition, Non-Solicitation and Confidential Information.

(a) Confidential Information and Protection of Confidential Information. The Executive acknowledges that, throughout and as an incident to her employment with the Company, the Executive has become acquainted with and received Confidential Information relating to the Company, including trade secrets, processes, methods of operation, business models and plans, advertising and marketing plans and strategies, Company records, research techniques and results, academic programs, academic course development, methods of instruction, training programs, computer programs, databases, software codes, systems and models, marketing, promotional and sales programs, and financial information concerning the business of the Company, which information is not readily available to the public and gives the Company an opportunity to gain an advantage over competitors who do not know or use this information in the same manner as the Company, and which the Company regards as confidential and proprietary (collectively “Confidential Information”). Such Confidential Information includes, but is not limited to: (i) information relating to the Company’s past and existing students and vendors and the development of prospective students and vendors, including, but not limited to, specific student service and product requirements, pricing, arrangements, payment terms, student lists and other similar information; (ii) inventions, designs, methods, discoveries, works of authorship, creations, improvements or ideas developed or otherwise produced, acquired or used by the Company; (iii) advertising and marketing plans and strategies; (iv) the Company’s proprietary programs, processes or software; (v) the subject matter of any patents, design patents, copyrights, trade secrets, trademarks, service marks, trade names, trade dress, manuals, operating instructions, training materials, and other industrial property; and (vi) other confidential and proprietary information or documents relating to the Company or its students or vendors which the Company reasonably regards as being confidential. Confidential Information does not include: (A) information known in general to the Executive’s profession, or that becomes known thereafter, other than by an unauthorized act of the Executive; (B) information that was lawfully in the Executive’s possession before her employment with the Company; or (C) information obtained lawfully and in good faith from another party after such disclosure emanating from an original source other than the Company.

The Executive acknowledges that the Confidential Information is of incalculable value to the Company and is the exclusive property of the Company, and that the Company would suffer irreparable damage if any of the Confidential Information is improperly disclosed or used. Accordingly, the Executive will not, at any time during Executive’s employment with, or after the Executive’s separation from employment with, the Company, reveal, divulge, or make known to any person, firm or corporation any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised, or otherwise created in whole or in part by the efforts of the Executive. The Executive further agrees that she will retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive except as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided, that the Executive will, to the extent practicable, give the Company prior written notice of any such disclosure and will cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information that is, or without any action by the Executive becomes, generally available to the public.

(b) Non-Competition. The Company hereby waives and releases the Executive from any Restrictive Covenants (as such term may be defined in any equity or equity-based award agreement between the Company and Executive) that relate to the Executive accepting employment with, owning, managing, operating, consulting or providing expert services to any person or entity that competes with the Company or any Company Affiliate in any capacity.

(c) Non-Solicitation/Non-Hire. For purposes of clarity, any Restrictive Covenants (as such term may be defined in an equity award agreement between the Company and Executive) that relate to the Executive’s solicitation, attempt to solicit, assistance with the solicitation of, direction to another to solicit, or otherwise enticing any employee of the Company or any Company Affiliate to leave his or her employment with the Company or any Company Affiliate shall remain in effect.

(d) Acknowledgements. The Executive fully understands the nature and burdens of this Paragraph 10. The Executive acknowledges that the provisions of this Paragraph 10 are fair, reasonable, and not excessively broad, that they are necessary to protect important and legitimate business interests of the Company, Company Affiliates and each school, and that in light of the Executive’s education, experience, and capabilities, the Executive can honor all parts of this Paragraph 10 without being prevented from earning a fully adequate livelihood for the Executive and the Executive’s dependents from now throughout any period during which the Executive’s activities are restricted hereunder. The Executive agrees that the covenants in this Paragraph 10 are in addition to any common law, statutory or contractual obligations of the Executive.

(e) Remedies and Enforcement. The Executive acknowledges that a breach on her part of the terms of the Restrictive Covenants set forth in this Paragraph 10 will cause irreparable damage to the Company and that monetary damages will not provide an adequate remedy to the Company. Accordingly, the Executive agrees that the Company will be entitled to enforce the terms herein in court and seek any and all remedies available to it in equity and law, including, but not limited to, injunctive relief, without the posting of any bond or other security. The parties agree that the prevailing party in any action related to enforcement of such Restrictive Covenants shall be entitled to reimbursement from the non-prevailing party for attorneys fees and costs incurred related to such action. The Executive further acknowledges and agrees that in the event any of the Restrictive Covenants contained in this Paragraph 10, or any part thereof, hereafter is construed to be illegal, invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants. The Executive and the Company expressly empower a court of competent jurisdiction to modify any Restrictive Covenant in this Paragraph 10 to the extent necessary to make it legal, valid, and enforceable.

11. Indemnity and Cooperation: In the event of a lawsuit or claim by a third party in which the Executive is sued either jointly or separately for acts arising out of the scope of the Executive’s employment with the Company, the Company agrees to defend the Executive and hold the Executive harmless in accordance with the Executive’s rights to indemnification under the Company’s certificate of incorporation or bylaws of the Company or any existing indemnification agreement between the Executive and the Company. In turn, in the event of any pending or threatened legal action against the Company or the Company Affiliates or Releasees relating to events which occurred during the Executive’s employment, the Executive acknowledges and agrees that she will cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s or the Company Affiliate’s case, including, but not limited to, the execution of affidavits or documents or providing of information requested by the Company or the Company’s counsel. Reasonable out-of-pocket expenses related to such assistance will be reimbursed by the Company, if the Company’s written approval is obtained in advance. In addition, the Executive will be compensated by the Company for her time, at the rate of $250/hour, when requested by the Company to prepare to provide testimony or spend time assisting the Company in any of the foregoing activities or with such matters. The Executive will not, however, be compensated for the time she spends providing testimony. Nothing in this Paragraph 11 should be construed as suggesting or implying that the Executive should testify in any way other than truthfully or provide anything other than accurate, truthful information. The Executive further agrees to provide truthful and timely answers to any reasonable questions the Company may have from time to time about the work the Executive performed during her employment. A failure on the part of the Executive to reasonably cooperate with the Company shall constitute and be treated as a material breach of this Agreement. Any amount paid to the Executive pursuant to this Paragraph 11 for her time shall be paid promptly, and in any event no later than March 15 of the year following the year in which such services occurred. For purposes of complying with Code Section 409A, with respect to any reimbursement required to be made pursuant to this Paragraph 11, (i) the provision of such reimbursements during one calendar year shall not affect the reimbursements made available in a different calendar year, (ii) such reimbursements shall not be subject to liquidation or exchange for other benefits, and (iii) any reimbursements shall be paid as soon as administratively feasible (or in accordance with the timing prescribed under the applicable Company policy) after the applicable expense is incurred but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred.

12. Company Property: The Executive represents, warrants and covenants that the Executive has returned to the Company (or will return to the Company on or before the Separation Date) all Company property in the Executive’s possession or control, including, without limitation, all telephones, keys, access cards, security badges, credit cards, phone cards, equipment, computer hardware and encryption devices (including, but not limited to, all computers, Blackberry devices, and personal data assistants), all contents of all such hardware, all passwords and codes needed to obtain access to or operate all or part of any such hardware, all electronic storage devices (including but not limited to all hard drives, disk drives, diskettes, CDs, CD-ROMs, DVDs, and DVD-ROMs), all contents of all such electronic storage devices, all passwords and codes needed to obtain access to or use all or part of any such electronic storage device, all computer software and programs, financial information, accounting records, computer printouts, manuals, data, materials, papers, books, files, documents, records, policies, student information and lists, customer information and lists, marketing information, specifications and plans, data base information and lists, mailing lists, and notes, including but not limited to any property describing or containing any Confidential Information, and the Executive agrees that the Executive will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever.

13. General Releases, Discharge of All Claims and Agreement Not to Sue:

(a) Current Release. In consideration of her continued employment beyond the Transition Date, and other consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, on behalf of herself, her dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(i) voluntarily, fully and unconditionally releases and forever discharges the Company, the Company Affiliates, and associated organizations, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them, (hereinafter “Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”), which she now owns or holds or she has at any time heretofore owned or held or may in the future hold as against any or all said Releasees, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with her employment with and/or separation from the Company, any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Older Workers Benefit Protection Act, as amended (the “OWBPA”), Illinois civil rights laws and regulations, Illinois wage/hour laws and regulations, or any other federal, state or local law, regulation, ordinance or public policy, and any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit or the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter; and

(ii) agrees not to sue any or all of the Releasees with respect to any matter released or discharged herein, except that the Executive may seek a determination of the validity of the waiver of her rights under the ADEA. Nothing in this Agreement is intended to reflect any party’s belief that the waiver of the Executive’s claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

(b) Secondary Release. In order to be eligible to receive the payments and benefits described in Paragraph 7, in addition to complying with the other requirements of this Agreement, the Executive shall execute the release attached hereto as Exhibit A (the “Secondary Release”) promptly, and in any event within 21 days, following the Separation Date. For the avoidance of doubt, if the Executive fails to timely execute the Secondary Release within 21 days following the Separation Date, she shall no longer be eligible to receive the payment and benefits described in Paragraph 7.

14. Exclusions from General Release and Discharge. Notwithstanding the above, the Executive does not and will not release or discharge pursuant to this Agreement or the Secondary Release (a) any right to continue her group health insurance coverage pursuant to applicable law; (b) any vested benefits in any qualified retirement plan; (c) any claim for breach of this Agreement; and (d) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). The Executive does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on her behalf.

15. No Representation: The Executive agrees and acknowledges that in executing this Agreement she does not rely and has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

16. No Assignment: The Executive represents that she has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and the Executive agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all disputes based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any claims or any portion thereof or interest therein.

17. Severability: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given their intended effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable. If, however, a court of competent jurisdiction finds that any release by the Executive in Paragraph 13 above is illegal, void, or unenforceable, the Executive will promptly sign a release, waiver, and/or agreement that is legal and enforceable to the greatest extent permitted by law.

18. No Continuing Relationship: The Executive and the Company acknowledge that any employment relationship between the Executive and the Company will be terminated as of the Separation Date and that they have no further employment relationship except as may arise out of this Agreement. The Executive and the Company acknowledge that any contractual or other relationship between the Executive and the Company will be terminated as of the last day of the Continuing Period and that they have no further contractual or other relationship except as may arise out of this Agreement. The Executive waives any right or claim to reinstatement as an employee of the Company, and will not seek employment, an independent contractor relationship or any relationship in the future with the Company.

19. Voluntary Execution of Agreement and Consultation with Counsel: The Executive is hereby advised to consult with an attorney prior to executing this Agreement. The Executive represents, warrants and agrees that she has carefully read the Agreement and understands its meaning and has had the opportunity to seek independent legal advice from an attorney of her choice with respect to the advisability of this Agreement and is signing this Agreement, knowingly, voluntarily and without any coercion or duress. The Executive further acknowledges that she has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement. The Executive may execute this Agreement at any time within the twenty-one day period and by doing so the Executive waives any right to the remaining days.

20. Enforceability and Revocability of Agreement: The Executive has the right to revoke this Agreement and, upon execution thereof, the Secondary Release, solely with respect to her release of claims under the ADEA and the OWBPA (collectively, an “ADEA Release”), for up to seven (7) days after the Executive signs either such document. In order to revoke an ADEA Release, the Executive must sign and send a written notice of the decision to do so, following the notice provisions set forth in Paragraph 21, below, which must be received no later than the eighth day after the Executive executes this Agreement or the Secondary Release, as applicable. The obligation of the Company to make the payments required in Paragraph 7 shall not become enforceable until all parties have executed this Agreement, the Executive has executed the Secondary Release, and the revocation period referenced in this Paragraph 20 has expired with respect to both this Agreement and the Secondary Release. For the avoidance of doubt, if the Executive revokes any ADEA Release, the Executive will not be entitled to the consideration from the Company described herein. The Executive acknowledges and agrees that any revocation of an ADEA Release will not affect her release of any Claims that arise under any law (including common law) other than the ADEA and the OWBPA.

21. Notice: All notices, requests, demands and other communications hereunder to either party shall be in writing and shall be delivered, either by hand, by facsimile, by overnight courier or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as the party may subsequently designate:

To the Company:

Career Education Corporation
231 N. Martingale Road
Schaumburg, IL 60173
(FAX) 847-551-7700
Attn: General Counsel

To the Executive:

At her address as maintained in the records of the Company

22. Governing Law: This Agreement is made and entered into in the State of Illinois and shall be interpreted, enforced and governed under Illinois law, without regard to its conflict of laws principles.

23. Section 409A: This Agreement is intended to provide benefits that are exempt from the requirements of Code Section 409A, and it shall be administered and interpreted in accordance with that intent. Specifically, (i) severance pay benefits are intended to be exempt short-term deferrals pursuant to Treasury Regulation Section 1.409A-1(b)(4) and (ii) COBRA premium reductions and outplacement assistance are intended to be exempt separation pay plan benefits pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v).

24. Binding Effect: This Agreement shall be binding upon the Executive and upon the Executive’s dependents, heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of the Company and others released in this Agreement, and to their respective dependents, heirs, representatives, executors, administrators, successors and assigns.

25. No Presumption: This Agreement shall be construed and interpreted as if all of its language were prepared jointly by the Executive and the Company. No language in this Agreement shall be construed against a party on the ground that such party drafted or proposed that language.

26. Violation of Agreement. If the Executive or the Company prevails in a legal or equitable action claiming that the other party has breached this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys’ fees and costs incurred by the prevailing party in connection with such action.

27. Execution of Counterparts: This Agreement may be executed in counterparts, including execution and delivery of a signature by facsimile, photo or other electronic signature copy, each of which will be deemed to be an original and which, when taken together, will constitute one and the same document.

28. Entire Agreement: This Agreement constitutes and contains the entire agreement and understanding concerning the Executive’s continued employment with, and separation from, the Company and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof, except for the parties’ agreements relating to indemnification, trade secrets, confidential and proprietary information, copyrights, and the like, if any, which shall remain in force and effect in accordance with the terms thereof. The Executive represents and agrees that no promises, statements or inducements have been made to her which caused her to sign this Agreement other than those which are expressly stated in this Agreement. This is an integrated document and may not be altered except by written agreement signed by an officer designated by the Company, and the Executive.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of this 10th day of June, 2014.

/s/ Colleen M. O’Sullivan
Colleen M. O’Sullivan

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Name:	SVP & General Counsel

Title:

[Signature Page]

EXHIBIT A

SECONDARY RELEASE

In consideration of the amounts payable pursuant to that certain Transition and Separation Agreement and General Release, dated as of June 10, 2014, between Career Education Corporation (the “Company”) and the undersigned (the “Agreement”), and other consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, on behalf of herself, her dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(a) voluntarily, fully and unconditionally releases and forever discharges the Company, the Company’s affiliates, and associated organizations, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them, (hereinafter “Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”), which she now owns or holds or she has at any time heretofore owned or held or may in the future hold as against any or all said Releasees, arising on or before the date this document is executed, including, but not limited to, any Claims arising out of or in any way connected with her employment with and/or separation from the Company, any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Older Workers Benefit Protection Act, as amended (the “OWBPA”), Illinois civil rights laws and regulations, Illinois wage/hour laws and regulations, or any other federal, state or local law, regulation, ordinance or public policy, and any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit or the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter; and

(b) agrees not to sue any or all of the Releasees with respect to any matter released or discharged herein, except that she may seek a determination of the validity of the waiver of her rights under the ADEA. Nothing in this Agreement is intended to reflect any belief that the waiver of the undersigned’s claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

Notwithstanding the above, the undersigned does not and will not release or discharge pursuant to hereto (i) any right to continue her group health insurance coverage pursuant to applicable law; (ii) any vested benefits in any qualified retirement plan; (iii) any rights she may have in respect of equity awards or equity-based awards (each as set forth in the plan and agreements governing any such awards); (iv) any claim for breach of the Agreement; and (v) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). The undersigned does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on her behalf.

The undersigned agrees and acknowledges that in executing this document she does not rely and has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this document.

The undersigned agrees and acknowledges that she has been advised to consult with an attorney prior to executing this document. The undersigned represents, warrants and agrees that she has carefully read this document and understands its meaning and has had the opportunity to seek independent legal advice from an attorney of her choice with respect to the advisability of this document and is signing this document, knowingly, voluntarily and without any coercion or duress. The undersigned further acknowledges that she has been given a period of twenty-one (21) days within which to consider whether to sign this document. The undersigned may execute this document at any time within the twenty-one day period and by doing so the undersigned waives any right to the remaining days.

The undersigned has the right to revoke this document, solely with respect to her release of claims under the ADEA and the OWBPA (collectively, the “ADEA Release”), for up to seven (7) days after the undersigned executes this document. In order to revoke the ADEA Release, the undersigned must sign and send a written notice of the decision to do so, following the notice provisions set forth in Paragraph 21 of the Agreement, which must be received no later than the eighth day after the undersigned executes this documents.

This undersigned acknowledges that the obligations of the Company to make the payments required in Paragraph 7 of the Agreement shall not become enforceable until the revocation period referenced above has expired. For the avoidance of doubt, if the undersigned revokes the ADEA Release, the undersigned will not be entitled to the consideration from the Company described in the Agreement. The undersigned further acknowledges that any revocation of the ADEA Release will not affect her release of any Claims that arise under any law (including common law) other than the ADEA and the OWBPA.

Executed this    day of July, 2014.

Colleen M. O’Sullivan